SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2011

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-12386	13-3717318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 13, 2011, we entered into an Underwriting Agreement, dated as of May 13, 2011 (the “Underwriting Agreement”), between Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), on the one hand, and Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and us, on the other.  Pursuant to the terms and conditions of the Underwriting Agreement, we agreed to sell to the Underwriters 10,000,000 of our shares of beneficial interest, par value $0.0001 per share, classified as common stock (“Common Shares”), and we granted the Underwriters an option to purchase up to an additional 1,500,000 Common Shares, to cover over-allotments, at the same price.

The Underwriting Agreement contains customary representations, warranties and covenants by us.  It also provides for customary indemnification by each of the Underwriters and us for certain losses or damages arising out of or in connection with the sale of the Common Shares.

The offering was made pursuant to our effective shelf registration statement on Form S-3 (File No. 333-157858) filed with the Securities and Exchange Commission and effective as of September 4, 2009, a preliminary prospectus supplement relating to the Common Shares dated May 12, 2011, and a final prospectus supplement relating to the Common Shares dated May 13, 2011.  The closing of the offering occurred May 18, 2011.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

On May 12 and 13, 2011, we issued press releases relating to the offering of the Common Shares.  Copies of the press releases are attached as Exhibits 99.1 and 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of May 13, 2011
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto)
99.1	Press Release issued May 12, 2011
99.2	Press Release issued May 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: May 18, 2011	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement, dated as of May 13, 2011
5.1	Opinion of Venable LLP
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto)
99.1	Press Release issued May 12, 2011
99.2	Press Release issued May 13, 2011